[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CDP Agreement

This CDP Agreement (“Agreement”) is made by and between First Solar Inc. a Delaware corporation doing business at 28101 Cedar Park Blvd., Perrysburg, Ohio 43551 (“Customer”), and Intermolecular, Inc., a Delaware corporation doing business at 3011 North First St., San Jose, CA 95134 (“IMI”).

Background

1.
Customer is engaged in, among other things, research, design, experimentation, development and commercialization of materials, manufacturing processes, and technologies in the Field as more fully defined in Section 2.14 below.

2.	IMI is engaged in, among other things, research, design, experimentation, development and commercialization in the area of and using HPC Technology as more fully defined in Section 2.15 below.

3.	IMI and Customer wish to enter into an agreement under which IMI will use HPC Technology for the benefit of Customer under the terms and conditions set forth in this Agreement.

NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows.

1.	EXHIBITS

1.1	List of CDP Activities
The parties agree to finalize this Exhibit 1.1 no later than [***] after the Effective Date.

1.2	Form of Election

1.3	[***]
The parties agree to finalize this Exhibit 1.3 no later than [***] after the Effective Date.

1.4	[***]
The parties agree to finalize this Exhibit 1.4 no later than [***] after the Effective Date.

2.	DEFINITIONS

2.1	Affiliate
Affiliates means a corporation, company or other entity now or hereafter, directly or indirectly, owned or controlled by, or owning or controlling, or under common control with Customer or IMI respectively, but such corporation, company or other entity shall be deemed to be a Affiliate only so long as such ownership or control exists.
For purposes of this definition "control" of a corporation, company or other entity shall mean -

2.1.1.
to have more than fifty percent (50%) of the voting rights or of the outstanding shares or securities representing the right to vote for either the election of the board of directors or a similar managing authority, or a supervisory board, or

2.1.2.
if there do not exist outstanding shares or securities as may be the case in a partnership, joint venture or unincorporated association, to have more than fifty percent (50%) of the ownership interest representing the right to make decisions for such entity.

2.2	Background Technology
Background Technology of a party means Intellectual Property Rights and Know-How

2.2.1.	that is owned, acquired, or licensed by the party at any time during the term of this Agreement; and

2.2.2.	that is not a result of CDP Activities.

2.3	CDP
CDP means Collaborative Development Program.

2.4	CDP Activities
CDP Activities means the activities that are associated with a Project and more specifically as listed in Exhibit 1.1.

2.5	CDP Fees
CDP Fees shall have the meaning defined in Section 7.1.

2.6	CDP Technology
CDP Technology means Intellectual Property Rights and Know-How resulting from the CDP Activities. CDP Technology does not include Background Technology.

2.7	THIS SECTION INTENTIONALLY LEFT BLANK

2.8	Confidential Information
Confidential Information means information as defined in Section 8.

2.9	[***]

2.10	[***]

2.11	[***]
[***] for a Product means a period of [***] starting after the end of the [***] for the Product.

2.12	Effective Date
Effective Date means December 1, 2012.

2.13	[***]
[***] means a [***] wherein any specified [***] are [***] and [***] and operate to [***], except for the [***] of the [***] of the [***] of the [***].

2.14	[***]
[***] means the [***] of [***] and [***] including, but not limited to, their [***] and [***]. For the avoidance of doubt, [***] does not include [***].

2.15	FTE
FTE means one of the following:

2.15.1.	An employee or contractor assigned to conduct CDP Activities based on approximately [***] hours per year.

2.15.2.	Two (2) or more employees or contractors assigned to conduct CDP Activities based on an aggregate of approximately [***] hours per year.

2.16	[***]
[***] for a Product means a period of [***]starting in the [***] when such Product [***].

2.17	HPC Technology
HPC Technology means tools, materials, methods, processes and technologies for the Combinatorial Processing, preparation, characterization and screening of materials, process integration, and device integration. Combinatorial Processing means a methodology for discovery and development that employs parallel and other high-throughput experimentation.

2.18	Intellectual Property Rights
Intellectual Property Rights means Statutory Rights in and to any and all of the following -

2.18.1.
U.S. and foreign patents and patent applications claiming any inventions or discoveries made, developed, conceived, or reduced to practice, including all divisions, substitutions, continuations, continuation-in-part applications, and reissues, re-examinations and extensions thereof,

2.18.2.	U.S. and foreign copyrights,

2.18.3.	U.S. and foreign trademarks, service marks, trade names, trade dress, domain names and similar rights,

2.18.4.	U.S. and foreign mask work rights, and

2.18.5.	Any other moral, intellectual or other proprietary rights of any kind now known or hereafter recognized in any jurisdiction in the world.

2.19	Know-how
Know-how means any know-how, technology, trade secrets, information (including inventions eligible for statutory protection), software (including source code), circuitry, circuit designs, design descriptions, specifications, formulas, processes, process conditions, materials, material stacks, structures, architectures, specifications for the procurement of parts and drawings, whether in tangible or intangible form and all other experience, drafts, ideas, concepts and business information.
Know-How does not include Intellectual Property Rights, however Know-How shall include without limitation copyrights or intellectual property rights (other than Intellectual Property Rights) that are not Statutory Rights.

2.20	[***]
[***] means the process outlined in Exhibit 1.3.

2.21	Product
Product means [***] that (i) incorporates CDP Technology or (ii) is made by the use of CDP Technology.

2.22	[***]

2.23	Project
Project shall have the meaning defined in Section 3.3.1.

2.24	Project Technology
Project Technology means CDP Technology resulting from a Project.

2.25	Project A Technology
Project A Technology means Project Technology resulting from a Project categorized by the parties (pursuant to Section 3.3) as Project A.

2.26	Project B Technology
Project B Technology means Project Technology resulting from a Project categorized by the parties (pursuant to Section 3.3) as Project B.

2.27	Royalties
Royalties shall mean the payments described in Section 7.4.

2.28	Sale or Sold
Sale of a Product by Customer means

2.28.1.	sale of the Product as a stand-alone product, or

2.28.2.	sale of the Product where the Product is sold as a component or constituent of other products.
In the event that Products [***], Products will deem to have been sold no later than [***].
A sale of a Product shall not include [***].

2.29	Statutory Rights
Statutory Rights means rights that come into force by the process of the following steps -

2.29.1.	Application to or registration with a governmental entity; and

2.29.2.	Approval of such application or registration by such entity.

2.30	THIS SECTION INTENTIONALLY LEFT BLANK

2.31	Term
Term shall have the meaning defined in Section 12.1.

2.32	Third Party
Third Party means a party other than IMI or Customer or their Affiliates.

2.33	[***]
[***] means [***] in accordance with the procedure described in Exhibit 1.4.

2.34	Revenues
Revenues means revenues recognized by Customer from Sales of Products. In the event Products are Sold as components or constituents of other products, the revenues attributable solely to Products shall be in accordance with Customer’s standard accounting practices which includes the use of intercompany purchase orders for transfers of Products between affiliates of the Customer.

3.	CDP

3.1	On the Effective Date, IMI shall commence CDP Activities.

3.2	The duration of the CDP shall be for the Term.

3.3	CDP Activities

3.3.1.	Customer and IMI shall conduct CDP Activities in a collaborative effort pursuant to one or more written project statements (each, a "Project").

3.3.2.	Each Project shall describe the activities to be conducted by each party.

3.3.3.	Prior to the start of CDP Activities for each Project, the parties will categorize the Project as Project A or Project B.

3.3.4.	In order for a Project to be categorized as Project [***],

i.	the cumulative duration of the Project (as measured by its start date and end date) shall be no more than [***] (the [***] period need not be continuous), and

ii.	the Project consists of [***].

3.3.5.	In order for a Project to be categorized as Project [***],

i.	the duration of the Project (as measured by its start date and end date) shall be greater than [***], and

ii.	the Project consists of [***].

3.3.6.
If the Project has not been categorized prior to its start date, such Project will be deemed to be Project [***] if the end date of the Project is greater than [***] after the start date, else such Project will be deemed to be Project [***].

3.3.7.	Each Project shall have a start date and an end date.

3.3.8.	The parties agree that at all times during the Term, at least [***] of FTEs provided by IMI in accordance with Section 3.4.1, shall be dedicated to projects categorized as Project [***].

3.3.9.
Any revision to a Project shall be carried out pursuant to Sections 3.5, 3.6, 3.7, 3.8 and 3.9, and when agreed upon will be incorporated into this Agreement, superseding or supplementing the previous Project.

3.3.10.
Each party will commit appropriate resources in equipment, facilities and personnel reasonably necessary to complete its respective tasks in accordance with each Project, including the resources listed in such Project.

3.3.11.	Except as set forth in Section 7.2 or as stated in a Project, Customer and IMI will each bear their own respective costs associated with the CDP Activities.

3.4	FTEs

3.4.1.	Subject to the payments in Section 7.1, IM shall provide [***] FTEs to conduct and support the CDP Activities.

3.4.2.	Customer shall provide [***] FTEs to conduct its obligations and support the CDP Activities, which FTEs shall be primarily stationed at [***].

3.4.3.	Neither party is required to perform activities other than in accordance with the Projects or utilize a total number of FTEs in excess of the number of FTEs described in such Projects.

3.5	Project Changes
Modifications to a Project will only be binding if in writing and signed by both parties.

3.6	Development Records
Customer and IMI shall maintain records of CDP Activities (or cause such records to be maintained) in sufficient detail and in good scientific manner as will properly reflect all work done and results achieved in the performance of the CDP Activities (including information sufficient to establish dates of conception and reduction to practice of inventions).

3.7	Project Managers
Customer and IMI will each appoint by written notice to the other party a principal point of contact to be its project manager (the "Project Managers") who will coordinate and act as a liaison with the other party with respect to this Agreement and oversee the work under this Agreement. The parties will use reasonable efforts to direct communications under this Agreement through the project managers. Either party may from time to time change its project manager at its discretion by providing written notice to the other party.

3.8	Dispute Escalation Process
If either party believes that the other party has failed to perform its obligations under a Project, it will notify the other party of the perceived deficiency. Upon receipt of notice the Project Managers will promptly discuss a corrective action plan in person or by telephone and will attempt in good faith to agree to a mutually acceptable corrective action plan. If the Project Managers cannot agree upon a corrective action plan within ten (10) days of receipt of notice, the issue will be escalated to senior management at the respective parties. The respective management representatives will immediately discuss the issue in person or by telephone and the parties will attempt in good faith to resolve the issue for a period of ten (10) days. If the issue is not resolved by mutual agreement within the second ten (10) day period, the parties may resort to remedies available in this Agreement or at law.

3.9	Progress Reports; Meetings
Customer and IMI will discuss the progress of work under this Agreement at least on a monthly basis unless more frequent reports are required in the applicable Project. IMI will also submit written progress reports at intervals defined in the applicable Project, but at minimum on a monthly basis. Customer shall review any such progress reports within [***] days of their submission and provide feedback including the identification of any material deficiencies. IMI shall provide its reply and plan to correct such identified material deficiencies within [***] days of receipt. If such material deficiencies remain after [***] days from IMI’s receipt, then these deficiencies shall be considered a material breach by IMI, and Customer can terminate this Agreement for cause in accordance with Section 12.2.
Additionally, IMI agrees to provide reasonable assistance to the Customer in order for Customer to obtain the necessary information which may be required to qualify for any tax credits the Customer may be eligible for based upon the activities performed under this CDP

4.	OWNERSHIP OF INTELLECTUAL PROPERTY RIGHTS AND KNOW-HOW

4.1	Background Technology
Except as expressly licensed in this Agreement, each party shall retain all right, title and interest in their respective Background Technology.

4.2	Project A Technology
[***]

4.3	Project B Technology

4.3.4.	[***]

4.3.5.	[***]

4.3.6.	[***]

4.4	Cooperation
Each party agrees to execute all papers, including patent applications, invention assignments and copyright assignments, and otherwise agrees to assist the other party, as reasonably required and at such party's reasonable expense, to perfect in the applicable party the rights, title and other interests in the CDP Technology.

4.5	HPC Technology
Without limiting the foregoing sections between the parties, IMI shall own all right, title, and interest in and to the HPC Technology and all improvements, derivatives and modifications thereof developed by either party or both parties during the course of the Agreement (collectively referred to as the "HPC Derivatives").
Customer hereby assigns, and agrees to assign to IMI in the future when any such HPC Derivatives are first fixed in a tangible medium or reduced to practice, as applicable, all of its right, title and interest in and to any HPC Derivatives, except to the extent that the HPC Derivatives include any Background Technology of Customer.

5.	LICENSES AND TRANSFER OF RIGHTS

5.1	Project [***] Technology
IMI hereby grants Customer a [***] License [***] under and to IMI's rights in Intellectual Property Rights and Know-How in Project [***] Technology:

5.1.12.	to engage in CDP Activities with IMI, and

5.1.13.	to use, make, have made, import/export, offer to sell and sell Products [***].

5.2	License of Project [***] Technology to IMI for Projects

5.2.7.
Customer hereby grants IMI a worldwide, non-exclusive, non-transferable, royalty-free, license, without right of sublicense, to use the Project [***] Technology, licensed to Customer in Section 5.1, for Projects with Customer.

5.3	IMI Background Technology
Subject to Section 7 of this Agreement, IMI hereby grants Customer a [***] license, (hereinafter “License”), to use IMI’s Background Technology [***], provided and solely to the extent

5.3.1.	Such Background Technology is necessary for Customer to carry out its obligations under the CDP Activities,

5.3.2.	Such Background Technology is necessary to exercise any licenses granted by IMI to Customer under the CDP Technology,

5.3.3.	IMI has the right to grant such a License, and

5.3.4.	Granting such a License will not result in [***].

IMI will not include any Background Technology in the CDP Technology for which IMI has knowledge that it does not have the right to grant such a [***].

Provided the sublicense is no greater in scope than the license granted to Customer by IMI under this Section 5.3, Customer may sublicense under any one of the following conditions:

1.	Customer may sublicense to Customer’s Affiliate.

2.
Customer may sublicense to Third Parties that Customer may hire to have Products manufactured for it under the licenses granted under Section 5.1.2 provided the sublicense is no greater in scope than the license granted to Customer by IMI. Furthermore, (i) such have made rights shall apply only when the designs, specifications and working drawings for the manufacture of such Products to be manufactured by such Third Party are furnished to the Third Party manufacturer by the Customer; (ii) such have-made rights shall not extend to standard, off-the-shelf products of such Third Party manufacturer, nor to products originally designed by such Third Party manufacturer to which only minor revisions are made to conform to the specifications of the Customer; and (iii) upon manufacture, such Products shall be offered for sale, sold, leased, or otherwise transferred by the Customer as Customer’s own product and not on behalf of another.

3.	Customer may license to Third Parties other than the Third Parties mentioned in item 2 above, in accordance with Section 5.7 and Section 7.6.

5.4	Customer Background Technology
During the Term, Customer hereby grants IMI a [***] license, [***] (hereinafter “License”), to use Customer’s Background Technology [***], provided and solely to the extent

5.4.1.	Such Background Technology is necessary for IMI to carry out its obligations under the CDP Activities for the sole benefit of Customer,

5.4.2.	Customer has the right to grant such licenses, and

5.4.3.	Granting such a license will not result in [***].

5.5	HPC Technology
Subject to Section 7 of this Agreement, IMI hereby grants Customer a [***] license, [***] under and to IMI's Intellectual Property Rights and Know-How in the HPC Technology and HPC Derivatives to engage in the CDP Activities with IMI.

5.6	Licenses to Affiliates
Customer shall have the right, but not the obligation, to grant sublicenses of part or all the Project [***] Technology, to Customer's Affiliates. Such sublicenses shall be subject to and not be greater in scope than the license granted to Customer by IMI in Section 5.1.

5.7	Licenses to Third Parties
Customer shall have the right, but not the obligation, to grant sublicenses of part or all the Project [***] Technology, to Third Parties. Such sublicenses shall be subject to and not be greater in scope than the license granted to Customer by IMI in Section 5.1.

5.8	Reservation of Rights
Except for the rights expressly granted by each party to the other under this Agreement, all other rights are reserved.

5.9	[***] in Project [***] Technology

5.9.1.	[***] upon receiving payment and license back
[***] after the Effective Date and in periodic intervals of [***] thereafter (each such [***] period hereinafter referred to as “Period”), for Project [***] Technology developed during the preceding Period, subject to (i) an [***] (ii) receiving a license from Customer in accordance with Section 5.9.2 and (iii) receiving the payment under Section 7.3, IMI agrees to [***] that particular Project [***] Technology [***]. Such [***] shall be subject to [***]. Notwithstanding the foregoing, IMI shall not [***] or [***] the Project [***] Technology [***] prior to the [***] in accordance with Section 7.3.1.

5.9.2.	License back from Customer
Concurrently with such [***], Customer agrees to grant IMI [***] License under the [***] for making, using, selling, offering for sale and importing products, processes, and technologies [***].

6.	INTELLECTUAL PROPERTY PROTECTION

6.1	[***] controls prosecution

6.1.8.
[***] shall have the sole right, but not the obligation, to apply for, seek issuance of, and maintain in the United States and in foreign countries during the Term the patent rights associated with the [***] Technology that is solely owned by [***] or jointly owned by IMI and Customer.

6.1.9.	All costs associated with such activity shall be split equally between the parties, unless otherwise agreed to in writing.

6.1.10.
The prosecution, filing and maintenance of all patent rights and applications are the within the sole discretion and responsibility of [***]. All decisions with respect to prosecution of the above patent rights are reserved to [***].

6.1.11.	The parties agree to mutually develop a process for assisting each other in such activities.

6.2	Patent Filing, Prosecution and Maintenance

6.2.5.
[***] shall have the first right to prepare, file, prosecute and maintain, at its own expense and in consultation with [***], patent applications and patents claiming [***], and to conduct any interferences, re-examinations, reissues, oppositions or requests for patent term extension or governmental equivalents thereto, but without affecting the ownership and license provisions set forth in Sections 4 and 5.

6.2.6.
In the event that [***] does not file, prosecute or maintain any such patent or patent application (including the failure to do so in [***]), or undertake such other activities described above, then [***] shall have the right to assume such activities at its own expense but without affecting the ownership and license provisions set forth in Sections 4 and 5.

6.3	Cooperation

6.3.4.
Each party agrees to execute all papers, including patent applications and invention assignments, and otherwise agrees to assist the other party, as reasonably required and at the other party’s reasonable expense, to perfect the rights, title and other interests in CDP Technology.

6.3.5.
IMI and Customer shall both use reasonable efforts to keep the other fully informed as to the status of patent matters with respect to CDP Technology, including by providing the other the opportunity to review and comment on complete copies of any documents a reasonable time in advance of applicable filing dates, and upon request, providing to the other party copies of any substantive documents that a party receives from the United States Patent and Trademark Office and any foreign patent offices, within a reasonable time period after receipt, including notice of all official actions, interferences, reissues, re-examinations, oppositions, or requests for patent term extensions.

6.3.6.
IMI and Customer shall each reasonably cooperate with and assist the other at its own expense in connection with such activities, at the other party's request. The Project Managers will (a) facilitate communication between the parties regarding patents and patent applications with respect to CDP Technology, (b) discuss and provide input on patent strategy with respect to CDP Technology, and (c) review applications and other substantive papers with respect to CDP Technology prior to filing with the patent office.

7.	PAYMENTS

7.1	CDP Fees

7.1.7.	As consideration for conducting and supporting the CDP Activities in accordance with Section 3 Customer shall, during the Term, make monthly payments to IMI (“CDP Fees”) as follows:

i.	Customer shall pay IMI $[***] ([***] U.S. dollars) for [***].

ii.	Customer shall pay IMI $[***] ([***] U.S. dollars) for [***].

iii.	For the months starting [***] until the end of the Term, Customer shall pay IMI $[***] ([***] U.S. dollars) each.

7.1.8.	IMI shall invoice Customer in one-month intervals.

7.1.9.
The aforementioned monthly payments shall reflect the minimum fees for services performed in the prior month. No payment will be treated as a deposit for future services and will be fully earned upon invoice date.

7.2	Expenses
Subject to Customer's prior written approval to incur such expenses, which approval shall not to be unreasonably withheld, Customer agrees to reimburse IMI for

7.2.7.	consumables, such as substrates, mask sets, materials, and targets,

7.2.8.	outsourced metrology and characterization not supported internally by IMI,

7.2.9.	reasonable travel and lodging expenses for IMI personnel performing activities at Customer's facilities, and

7.2.10.	any other out-of-pocket costs to support the CDP Activities.

7.3	Fees for [***]

7.3.1.	[***]

7.3.2.	[***]

7.3.3.	The [***] and the [***] shall be in the form as attached in Exhibit 1.2.

7.3.4.	IMI shall invoice Customer following each [***] or [***], as applicable, and Customer shall remit payment within [***] days following receipt of each invoice.

7.3.5.	The aforementioned payments shall reflect the fees for [***]. No payment will be treated as a deposit for future services and will be fully earned upon invoice date.

7.4	Royalty payments for use of [***]

7.4.1.	Customer agrees that it shall pay IMI upon the Sale of Products starting in the [***]. The payments shall be based on [***].
Customer shall make [***] payments for the [***] based on [***] and in accordance with Section 7.4.2. Upon the end of the [***], Customer shall make [***] for the [***] in accordance with Section 7.4.3.

7.4.2.	Royalty [***]
For each [***] of the [***],
i. [***]
ii. [***]
iii. [***]
iv. [***]

7.4.3.	Royalty during [***]
After the end of the [***], for each [***] of the [***] Customer shall make [***] payments to IMI of an amount which shall be computed by multiplying the applicable royalty rate for the [***] (as described below) by the [***] for that [***].
The applicable royalty rate for each [***] of the [***] shall depend on [***] and shall be as follows:

[***]

	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

7.4.4.	Reporting on Products Sold
No later than [***] days after the end of each Customer fiscal [***] Customer will issue IMI a written report identifying the Products Sold and Revenues recognized during such [***] and the corresponding Royalty amount to be paid to IMI. IMI shall invoice Customer upon receiving such report.

7.4.5.	Customer shall make all Royalty payments within [***] days after the date of such report.

7.5	[***] License Fees for [***] use of [***]

7.5.1.
During the Term, Customer shall not owe any [***] to [***] the [***] the [***] to [***] under Section 5.1. In order to [***] such license beyond the Term, Customer shall make [***] payments to IMI of $ [***] ([***] U.S. dollars) each in accordance with Sections 7.5.2 and 7.5.3. IMI will invoice Customer for each such [***] payment at the start of such [***].

7.5.2.	Customer shall make such [***] payments for a period of [***] starting on the first day of every [***] starting with the first [***] after the end of the Term.

7.5.3.
After the end of the aforementioned [***] period, for each [***] of the next [***], Customer shall make payments to IMI of an amount per [***] which amount [***] per [***] (U.S. Dollars) at the end of the [***] period.

7.5.4.	The payments owed per [***] in this Section 7.5 shall be [***] owed by Customer to IMI pursuant to the Project [***] Technology license (as described in Section 7.4). [***]

7.5.5.	If Customer does not [***] in accordance with Section 7.5.1 then the [***] under [***].

i.
Notwithstanding the foregoing, in the event that Customer does not [***] for a [***] Customer may [***] by making a payment equal to [***] in the following [***]. Provided that Customer may exercise such right to [***] times during the Term.

7.6	Third Party Payments
If Customer exercises its right to sublicense the Project [***] Technology to Third Party licensees as allowed under Section 5.7, Customer shall pay IMI the greater of

7.6.1.	[***] percent ([***]%) of payments received by Customer from Third Party or

7.6.2.	Amount equal to [***] applied to the Third Party
Any other sublicensing arrangement and fee structure requires IMI's prior written consent on a case-by-case basis.

7.7	Payment Method

7.7.3.	All payments hereunder shall be made in U.S. dollars by Customer or one of its U.S. Affiliates.

7.7.4.	All payments due to IMI under this Agreement shall be made by bank wire transfer as follows:

Domestic Wire Instructions:
Route all wires via FEDWIRE to the following ABA number
To: [***]
Routing and Transit #: [***]
For Credit of: Intermolecular, Inc.
Credit Account Number: [***]
By Order of: [name of sender]

7.8	Late payments
All payments shall be made [***] days after invoicing. All payments not paid when due shall bear simple interest at a rate of [***] percent ([***]%) per month or the highest rate allowed by law, whichever is less.

7.9	Transaction Taxes
[***]

Any transaction taxes (including sales, use, consumption, value-added and similar transaction based taxes, or withholding taxes) which may be imposed, in accordance with applicable laws, as a result of the licenses granted by Customer to IMI shall be paid by IMI. IMI agrees to reimburse Customer for all such transaction taxes.

7.10	Records; Inspection

7.10.3.
Customer shall keep complete, true and accurate books of account and records on its own behalf for the purpose of determining the amounts payable under this Agreement. Such books and records shall be kept at Customer for at least [***] following the end of the [***] to which they pertain.

7.10.4.
Such records will be open for inspection during such [***] period by an independent auditor reasonably acceptable to Customer, solely for the purpose of verifying amounts payable to IMI hereunder. Such inspections may be made no more than once each calendar year, at reasonable times and on reasonable notice.

7.10.5.
Inspections conducted under this Section 7.10 shall be at the expense of IMI, unless a variation or error producing an increase exceeding [***] percent ([***]%) of the amounts payable for any period covered by the inspection is established and confirmed in the course of any such inspection, whereupon all reasonable costs relating to the inspection for such period and any unpaid amounts that are discovered will be paid promptly by Customer. Each party agrees to hold in confidence pursuant to Section 8 all information concerning payments and reports, and all information learned in the course of any audit or inspection, except to the extent necessary for that party to reveal such information in order to enforce its rights under this Agreement or if disclosure is required by law.

8.	CONFIDENTIAL INFORMATION

8.1
The parties acknowledge that they may receive information from the other party which may be considered confidential and proprietary. The receiving party agrees to avoid any un-authorized disclosure, dissemination, or use of such information that, if disclosed in writing, is identified and marked as confidential (or with words of similar meaning) at the time of its disclosure (or that, if disclosed verbally, is designated as confidential at the time of disclosure and is summarized and identified as confidential in a writing delivered to the receiving party within [***] days after the disclosure) or that are observed during a visit of the manufacturing facilities of one of the parties and such information would appear to a reasonable person as confidential information ("Confidential Information"). Both parties agree that this Agreement is the Confidential Information of both parties.

8.2	The receiving party will use the Confidential Information solely for the purpose of performing its rights and obligations under the Agreement.

8.3
The receiving party will not disclose Confidential Information to a Third Party without the prior written consent of the disclosing party or in connection with a license under Section 5.6. The receiving party will protect such information from un-authorized disclosure, use or dissemination with at least the same degree of care as the receiving party exercises to protect its own information of similar type and importance, but in no event less than reasonable care.

8.4	The obligations of confidentiality and protection required by this Section will survive the expiration, termination, or cancellation of this Agreement for a period of five years thereafter.

8.5
The obligation of confidentiality will not apply, or will cease to apply, to any information that: (a) was known to the receiving party prior to its receipt of Confidential Information under this Agreement; (b) is or becomes publicly available without breach of this Agreement by the receiving party; (c) is received from a third party without an obligation of confidentiality to the disclosing party or (d) is developed independently by employees of the receiving party not having access to such information.

8.6
Notwithstanding anything to the contrary in this Section 8, each party shall be permitted to lawfully disclose Confidential Information of the other party to any governmental agency to the extent such disclosure is required by law (including but not limited to the SEC, USPTO and pursuant to a subpoena) ; provided, however that before making such disclosure, the party about to make such disclosure shall seek the highest level of protection available and give the other party an adequate opportunity to interpose an objection or take action to assure confidential handling of such information.

9.	WARRANTY; LIMITATION OF LIABILITY

9.1	By IMI
IMI represents and warrants that:

9.1.6.	It has the right and authority to enter into this Agreement, and to fully perform its obligations hereunder; and

9.1.7.	This Agreement is a legal and valid obligation binding upon it and enforceable in accordance with its terms.

9.2	By Customer
Customer represents and warrants that:

9.2.6.	It has the right and authority to enter into this Agreement, and to fully perform its obligations hereunder; and

9.2.7.	This Agreement is a legal and valid obligation binding upon it and enforceable in accordance with its terms.

9.3	Disclaimer
Customer and IMI specifically disclaim any representation, warranty or guarantee that the CDP Activities will be successful, in whole or in part. It is understood that the failure of the parties to successfully develop or commercialize products resulting from CDP Activities or any Project shall not constitute a breach of any representation or warranty or other obligation under this Agreement.
EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, COMPANY AND IMI MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED WITH RESPECT TO ANY INFORMATION DISCLOSED HEREUNDER, ANY ACTIVITIES CONDUCTED HEREUNDER OR ANY DELIVERABLES PROVIDED HEREUNDER, AND HEREBY EXPRESSLY DISCLAIM ANY WARRANTIES OF MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OR VALIDITY OF ANY CDP TECHNOLOGY, PATENTED OR UNPATENTED, OR NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

10.	LIMITATION OF LIABILITY

10.1
TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AND EXCEPT FOR ANY BREACH OF ANY CONFIDENTIALITY OBLIGATION UNDER THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY OR ITS AFFILIATES BE LIABLE TO THE OTHER PARTY, ITS AFFILIATES OR TO ANYTHIRD PARTY CLAIMING THROUGH OR UNDER THE OTHER PARTY HERETO, FOR ANY LOST PROFITS, LOSS OF DATA, EQUIPMEN'T DOWNTIME OR FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT OR INCIDENTAL DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

10.2
EXCEPT FOR BREACHES OF ANY CONFIDENTIALITY AND CDP TECHNOLOGY INDEMNITY OBLIGATIONS OF SECTION 11, IN NO EVENT WILL EITHER PARTY’S LIABILITY TO THE OTHER UNDER THIS AGREEMENT EXCEED THE AMOUNTS PAID OR PAYABLE BY SUCH PARTY TO THE OTHER PARTY IN THE [***] PRECEDING THE CLAIM.

10.3
IN ADDITION, BOTH PARTIES ACKNOWLEDGE AND AGREE THAT AS BETWEEN THE PARTIES, NEITHER PARTY SHALL BE LIABLE FOR ANY PRODUCT LIABILITY CLAIMS RESULTING FROM THE MANUFACTURE, SALE OR USE OF ANY PRODUCTS DEVELOPED AS A RESULT OF CDP ACTIVITIES THAT EITHER PARTY USES, MAKES OR SELLS.

10.4
The parties acknowledge and agree that the foregoing limitations of liability are an essential element of this agreement and that in their absence the terms of this agreement would be substantially different.

11.	INDEMNIFICATION

11.1
IMI will defend, indemnify and hold Customer harmless from and against all claims, damages, losses, liabilities and expenses, including reasonable fees and expenses of attorneys and other professionals, arising out of or resulting from the following: (i) any action by a third party against Customer that is based upon any claim that any services performed under this Agreement by IMI or deliverables hereunder (including, without limitation, the Know-How resulting from CDP Activities), infringe a patent, copyright or other proprietary right or violate a trade secret (“Infringement Claim”); (ii) any action by a third party that is based upon any negligent act or omission or willful misconduct of IMI, and (iii) any action based upon any act or omission arising out of IMI being on Customer premises.

11.2
IMI shall have no liability under this Section with respect to an Infringement Claim but solely to the extent that the Infringement Claim arises from (i) the combination of the Project IP with any equipment or device that is not supplied by IMI, (ii) the specifications for the Project IP that are provided by Customer, in writing, and there are no commercially reasonable alternatives, (iii) the combination of the Project IP with any Customer Background Intellectual Property , or (iv) or any modification to the Project IP, unless IMI approved or directed such modification in writing.

11.3
IMI shall have sole control of the defense of such Claim, however, Customer may participate in such defense at its own expense. IMI shall not settle or compromise any such Claim without obtaining the prior written consent of Customer in any manner which binds Customer or accepts liability by or on behalf of Customer or affects Customer’s use of the Project IP. In the case of an Infringement Claim, IMI can: (1) procure for Customer the right to continue using the Project IP; or (2) replace or modify the Project IP with non-infringing Project IP, provided that it does not adversely affect the functionality, form, fit, or use of the Project IP, and such replacement or modification meets or exceeds the specifications for the Project IP.

11.4
IMI’s obligation to indemnify and hold Customer harmless shall, with respect to all total, cumulative liabilities or obligations incurred by Customer, whether or not payable to a Third Party, be limited to no more than a sum of $ [***] ([***] U.S. Dollars). All claims will be aggregated to determine satisfaction of this limit and the existence of multiple claims will not enlarge this limit. In no event will IMI be liable for any lost profits or consequential, incidental, special, punitive, or indirect damages that Customer may suffer or incur as a result of any action.  .

12.	TERM AND TERMINATION

12.1	Term

12.1.3.	The term of this Agreement shall come into full force and effect on the Effective Date, and, unless terminated earlier as provided in this Section 12.2, shall continue for a period [***] (the "Term").

12.1.4.
Notwithstanding the foregoing section, Customer shall have the unilateral right to terminate the Agreement by notifying IMI at any time during the [***] period starting [***] after the Effective Date (i.e. during the [***] month of the Term). The date when such notice is provided shall be hereinafter referred to as the Notice Date. Any termination pursuant to this Section 12.1.2 shall be effective [***] after the Notice Date.

12.2	Termination for Breach
Either party may terminate this Agreement if the other party has materially breached or defaulted in the performance of any of its material obligations, and such default has continued for [***]) days after written notice was provided to the breaching party by the non-breaching party.
Termination will be effective at the end of the [***] day period unless the breach has been cured before the expiration of the [***] day period.

12.3	Effect of Termination

12.3.1.	Accrued Rights and Obligations
Termination of this Agreement for any reason shall not release either party from any liability or obligation that, at the time of termination, has already accrued to the other party or that is attributable to a period prior to termination, nor shall it preclude either party from pursuing any rights and remedies it may have at law or in equity with respect to any breach of this Agreement.

12.3.2.	Termination of Projects
In the event that Customer materially breaches its obligations to pay CDP Fees, and does not cure such breach in accordance with Section 12.2 above, then in addition to any other remedy available to IMI, IMI may terminate any or all pending Projects and refuse to agree to perform additional Projects. For a Project that is terminated in accordance with this Section 12.3.2, Customer’s rights in any Project Technology (as determined by this Agreement) shall be limited to any Project Technology developed as of the date of termination of such Project.

12.4	Survival
Sections 1, 2, 4, 5, 6, 7.3, 7.4, 7.5, 7.6, 7.7, 7.8,7.9, 7.10, 8, 9, 10, 11, 12 and 13 shall survive the expiration or termination of this Agreement for any reason.

13.	MISCELLANEOUS

13.1	Amendment
No change or modification in the terms hereof, in a manner not expressly provided in this Agreement shall be binding unless reduced to writing and duly executed by the parties in the same manner as the execution of this Agreement. Any attempt to so change or modify the terms of this Agreement shall be considered void and of no effect.

13.2	No Implied License
Only the licenses granted pursuant to the express terms of this Agreement shall be of any legal force or effect. No other license rights shall be created by implication, estoppel or otherwise. Each party reserves all rights not expressly granted to the other party under this Agreement.

13.3	Assignment

13.3.1.
Neither party shall assign or transfer this Agreement either voluntarily or by operation of law, in whole or in part, without the prior written consent of the other party, such consent not to be un-reasonably withheld.

13.3.2.	Any attempt to assign without such consent shall be void and of no effect.

13.3.3.
Notwithstanding 13.3.1 and 13.3.2, this Agreement shall be binding upon and shall inure to the benefit of any successor corporation of IMI resulting from a sale or other transfer of its entire assets to such successor or from a consolidation with such successor corporation, provided the successor corporation and the Affiliates of the successor corporation are not engaged in the business of manufacturing photo-voltaic solar modules.

13.3.4.
Notwithstanding 13.3.1 and 13.3.2, this Agreement shall be binding upon and shall inure to the benefit of any successor corporation of Customer resulting from a sale or other transfer of its entire assets to such successor or from a consolidation with such successor corporation.

13.4	Drafting
In interpreting and applying the terms and provisions of this Agreement, the parties acknowledge that its lawyers reviewed and participated in the drafting and agree that no presumption shall exist or be implied against the party that drafted such terms and provisions.

13.5	Governing Law
This Agreement shall be governed by and construed in accordance with the laws of the State of California in the United States, without regard to its conflicts of law principles.

13.6	Venue
All disputes between the parties in connection to this Agreement shall be first discussed in good faith between the parties in order to try to find an amicable solution. If no solution can be found to settle the dispute, then the dispute will be submitted to a court of competent jurisdiction in the location of the party accused of breach or failure of an obligation hereunder.

13.7	Enforcement rights concerning Project [***] Technology

13.7.6.	If either party learns of any infringement by a third party of the CDP Technology, the party learning of the infringement will give written notice of such infringement to the other party.

13.7.7.	The parties will have [***] days from the written notice of infringement (“[***]”) to elect to participate in the prosecution of such infringement.

13.7.8.	In the event a party declines or fails to [***], the other party shall [***]. Except in the case of the CDP Technology expressly licensed under this Agreement, [***] in such infringement.

13.7.9.	In the event that [***], the parties shall use commercially reasonable efforts to [***].

13.7.10.	In the event that the parties [***] within [***] days after expiration of [***]:

i.	[***]

ii.	[***]

13.7.11.	When a Party [***], then:

i.	The [***] Party shall give the [***] days prior written notice, including [***];

ii.	The [***] Party [***]; and

iii.	The [***] Party may [***], without approval of the [***] Party provided that [***]). If such [***], which approval shall not be unreasonably withheld, delayed or conditioned.

13.7.12.	Unless agreed to in writing in accordance with Section 13.7.4, any [***].

13.8	Independent Contractors
The relationship of the parties is that of independent contractors. Neither party shall be deemed to be an agent, partner, joint venturer or legal representative of the other for any purpose as a result of this Agreement or the transactions contemplated thereby. Personnel supplied by either party are not the other party's employees or agents and such supplying party assumes responsibility for their acts or omissions, The supplying party shall be solely responsible for the payment of compensation of such party's employees or agents assigned to perform services hereunder and such employees or agents shall be informed that they are not entitled to any employee benefits of the other party. Neither party shall be responsible for paying worker's compensation, disability benefits, and unemployment insurance or for withholding and paying employment taxes for any employee or agent of the other party.

13.9	Compliance with Laws
Each party shall comply with all applicable laws, including, but not limited to, government regulatory requirements and the export control laws of the United States.

13.10	Notices

13.10.1.
Unless otherwise agreed to by the parties, the communications required or permitted to be given or made under this Agreement shall be made in writing, via personal delivery, registered mail, facsimile transmission (with written confirmation copy by registered first-class mail), addressed to the appropriate party at the address indicated below and a copy to the receiving party’s legal department.

13.10.2.	All communications made pursuant to this section shall be deemed made or given on the date of such personal delivery, mailing or transmission.

13.10.3.	If to Customer:
First Solar, Inc.

(For overnight courier):
First Solar, Inc.
28101 Cedar Park Blvd.
Perrysburg, OH 43551
[***]

(For U.S. mail):
First Solar, Inc.
P.O. Box 730
Toledo, OH 43697-0730

13.10.4.	With a copy to:
First Solar, Inc.
Attention: General Counsel
350 West Washington Street, Suite 600
Tempe, AZ 85281
[***]

13.10.5.	If to IMI:

13.10.6.	The Parties may change the name and address to which communications should be sent under this section by providing prior written notice to the other party.

13.11	Captions
The captions to the several sections hereof are not part of this Agreement, but are included merely for convenience of reference and shall not affect its meaning or interpretation. As used in this Agreement, the word "including" means "including without limitation”.

13.12	Counterparts
This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

13.13	Signatures by Electronic Mail or Facsimile
The delivery by electronic mail or facsimile of the signatures of the parties shall be deemed valid and binding as if they were originally made.

13.14	Copies
A scanned or photocopied version of this Agreement shall be deemed to be an original and shall have the full force and effect of an original document.

13.15	Non-waiver
The failure of either party at any instance to require performance of any provision hereof by the other party shall not be deemed a waiver and thereafter shall not deprive that party of its full right to require such performance of that provision at another instance. Any waiver must be in writing executed by the waiving party.

13.16	Severability
If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be illegal, invalid, void or unenforceable, the remainder of the terms, provisions, covenants or conditions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Agreement shall continue in full force and effect to the fullest extent permitted by law without said provision or with said provision being modified and narrowly tailored to achieve the original intent of the parties.

13.17	Publicity; Disclosure of Agreement
Neither party shall publicize nor disclose the terms of this Agreement without the prior written consent of the other party, except -

13.17.3.	to the extent required by law, to governmental entities, or

13.17.4.
to such party's attorneys, accountants, advisors, investors and financing sources and their advisors and others on a need to know basis under circumstances that reasonably ensure the confidentiality thereof, or

13.17.5.	in connection with the enforcement of this Agreement or rights under this Agreement, or

13.17.6.	in connection with a merger, acquisition, financing transaction or proposed merger, acquisition or financing transaction.

13.18	Force Majeure
Neither party shall lose any rights hereunder or be liable to the other party for damages or losses (except for payment obligations then owing) on account of failure of performance by the defaulting party if the failure is occasioned by war, strike, fire, act of God, earthquake, flood, lockout, embargo, act of terrorism, governmental acts or orders, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the non-performing party and such party has exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, that in no event shall a party be required to settle any labor dispute or disturbance.

13.19	Third Party Beneficiaries
Except as expressly provided in this Agreement, there are no third party beneficiaries expressly or impliedly intended under this Agreement.

13.20	Integration
This Agreement, together with all Exhibits hereto, constitutes the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior negotiations and understandings between the parties, both oral and written, regarding such subject matter.

13.21	Representation by Legal Counsel
Each party hereto represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the parties agree that no presumption shall exist or be implied against the party that drafted such terms and provisions.

13.22	Insurance.
During the term of this Agreement, IMI represents, warrants, and covenants that it has insurance in full force and effect, in the following types of amounts:

13.22.1.
Statutory Workers’ Compensation Insurance covering all persons employed by IMI engaged in the CDP Project, including employers liability coverage, with minimum limits of at least one million dollars ($1,000,000) per accident and one million dollars ($1,000,000) per disease or whatever limit is required by law, whichever is higher.

13.22.2.
Commercial General liability (CGL) coverage with minimum limits of at least two million dollars ($2,000,000) per occurrence, CGL for bodily injury, personal injury, property damage and products and completed operation liability.

13.22.3.	Excess liability limits of two million dollars ($2,000,000) per occurrence, excess of underlying general liability and Workers’ compensation.

13.22.4.	All policies listed herein 13.22(with the exception of those pertaining to employers liability coverage are required to be on a per occurrence policy limit.

13.22.5.	All policies must be issued by an insurer with an A.M. Best rating of at least “A-.”

13.22.6.
Within thirty (30) days of the Effective Date, IMI shall provide to Company a certificate of insurance for all insurance required in this subsection. Each such certificate shall contain a provision for thirty (30) days’ advance notice of all policy changes, including without limitation, cancellation. If a policy is changed or canceled, IMI shall deliver to Company renewal or replacement certificates within thirty (30) days prior to expiration or change of any such insurance. Any coverage provided under these policies to Company would be primary to any other coverage available to Company. Notwithstanding, the failure to provide certificates in accordance with this Section shall not release IMI in any manner of any liability established under this Agreement.

13.23	Compliance with Laws.
IMI shall comply with all laws, rules or ordinances of the United States and any applicable state or other governmental agency while performing under this Agreement.

13.23.1.
Compliance with Securities Laws. IMI agrees that certain of the information provided by Company to IMI hereunder may be “material, nonpublic information” for purposes of federal or state securities laws, the awareness of which prohibits IMI and its employees, contractors, representatives and agents from (i) buying or selling Company’s securities (stock, options, etc.) (i.e., “insider trading”) and (ii) passing information to anyone who may buy or sell Company’s securities (i.e., “tipping”), until after the information has been disclosed to the public and absorbed by the market. Without limiting any of IMI’s other obligations under this Agreement, IMI will comply with all federal and state securities laws prohibiting insider trading and tipping, and shall immediately notify Company in the event of any insider trading or tipping by IMI or its employees, contractors, representatives or agents of which it becomes aware.

13.23.2.
In accordance with the requirements of the Foreign Corrupt Practices Act of the United States (15 U.S.C. § 78dd-1 and 2) (“FCPA”), IMI agrees and warrants that it shall not make, offer, promise or authorize any payment, loan, gift, donation or other giving of money or things of value, directly or indirectly, whether through IMI, its affiliates, partners, officers, employees, agents or representatives, whether in cash or kind, and whether pursuant to a written agreement, to or for the use of any government official, any political party or official thereof or any candidate for political office, for the purpose of influencing or inducing any official act or decision in order to further the activities contemplated by this Agreement, including obtaining or retaining any government approval or funding related to such activities. IMI acknowledges that in entering into this Agreement, Company has relied upon IMI’s representation and warranty that it will strictly comply with the FCPA, and IMI agrees that if it violates the FCPA in the course of performing the activities enumerated in this Agreement, Company may immediately upon notice to IMI terminate this Agreement.

13.23.3.
EICC Compliance. IMI hereby (a) acknowledges and understands that Company requires its suppliers and consultants to adopt the Electronic Industry Code of Conduct (the “EICC”), as promulgated by the Electronic Industry Citizenship Coalition, and (b) agrees to implement and ascribe to the EICC during the term of this Agreement. The EICC may be viewed at .

13.24	Public Disclosure

13.24.1.
Neither party shall without the prior written consent of the other party, issue press releases, marketing literature, public statements, or in any way engage in any other form of public disclosure relating to this Agreement or CDP Activities or Projects, except to the extent required by law, to governmental entities; provided, however that before making such disclosure, the party about to make such disclosure shall seek the highest level of protection available and give the other party an adequate opportunity to interpose an objection or take action to assure appropriate handling of such information.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives:

“Customer”                    “IMI”

First Solar Inc.                    Intermolecular

Date:                        Date:

Name:                        Name:

(Print)                        (Print)

Title:                        Title: